REPRESENTATION, LIEN RELEASE

AND

INDEMNITY AGREEMENT

This REPRESENTATION, LIEN RELEASE AND INDEMNITY AGREEMENT is given this 25th day of March, 2008, by The Beard Company (the “Company”), an Oklahoma corporation, Beard Oil Company (“Beard Oil”), a Delaware corporation, and William M. Beard, individually (“Beard”), for the benefit of Charles R. Wiggins and Ken Kamon (collectively, the “Buyers”).

Reference is made to the sale (the “Sale”) by the Company and Beard Oil (collectively, the “Sellers”) to Buyers of certain oil, gas, and carbon dioxide interests (the “Assigned Interests”) in Dolores and Montezuma Counties, Colorado, in consideration of the sum of $3,500,000.00 paid by Buyers to Sellers. The Sale is evidenced by Assignment and Bill of Sale (the “Assignment”), dated March 25th, 2008, under which Sellers have sold, conveyed, transferred and assigned the Assigned Interests to Buyers.

In consideration of the purchase of the Assigned Interests by the Buyers under the Assignment, and the consummation of the Sale prior to the release of the Prior Deeds of Trust (as herein defined), Sellers and Beard hereby represent and agree as follows:

Sellers represent to Buyers that as of the date of the Assignment, the Assigned Interests are encumbered by certain deeds of trust (each a “Prior Deed of Trust” and collectively, the “Prior Deeds of Trust”), described as follows:

Dolores County, Colorado

Deed of	Recording	Recording
Trust Date	Date	Number	Book	Page

6/8/07	6/29/07	00154547	363	390*
5/22/06	6/26/06	00150610	348	259
7/22/05	8/2/05	00149035	340	121
5/21/04	7/16/04	00147556	331	88
2/21/03	3/24/03	00145869	320	208
5/16/02	5/24/02	00144768	313	79

Montezuma County, Colorado

Deed of	Recording	Recording
Trust Date	Date	Number	Book	Page

6/8/07	6/29/07	549553	n/a	n/a*
5/22/06	6/5/06	540874	n/a	n/a
7/22/05	8/2/05	533455	n/a	n/a
5/21/04	7/15/04	524064	n/a	n/a
2/21/03	3/24/03	511638	n/a	n/a
5/16/02	5/23/02	504420	n/a	n/a

* This Prior Deed of Trust was given for the benefit of First Fidelity Bank, N.A. (“Lender”), is hereinafter described as the “2007 Lender Deed of Trust”, and was given to secure payment of the Company’s promissory note to Lender dated June 8, 2007 (the “2007 Lender Note”). All Prior Deeds of Trust, excluding the 2007 Lender Deed of Trust, are hereinafter referred to as the “Released Deeds of Trust.”

Sellers represent to Buyers that the current unpaid balance of the indebtedness secured by the Released Deeds of Trust consists solely of the following:

1.

The 2007 Lender Note, as modified by Change in Terms Agreement dated March 25, 2008 (as so modified, the “2008 Lender Note”), upon which, as of the date of this agreement, there remains unpaid a maximum amount of $1,000,000.00; and

2.

The Company’s 12% Convertible Subordinated Note due August 31, 2009, in the unpaid principal amount of $390,000.00 (the “Company Boatright Note”), held by Boatright Family, L.L.C. (“Boatright”) and upon which, as of March 24, 2008 the accrued and unpaid interest is $3,120.00; and

3.

That certain promissory note executed by the Company to William M. Beard and Lu Beard, as Trustees of The William M. Beard and Lu Beard 1988 Charitable Unitrust (“Unitrust”), in the principal amount of $2,250,000, dated as of March 25, 2008, (the “2008 Unitrust Note”).

Seller further represents to Buyers that all indebtedness previously secured by the Prior Deeds of Trust has been paid in full, except that evidenced by the 2008 Lender Note, the Company Boatright Note and the 2008 Unitrust Note (collectively, the “Notes”).

Seller further represent to Buyers that all beneficiaries and holders of indebtedness secured by the Released Deeds of Trust have agreed to release and discharge the Released Deeds of Trust, subject to, with respect to Boatright and Unitrust, in consideration of such release, the execution and delivery by the Company of an Amended and Restated Deed of Trust dated March 25, 2008 (the “2008 Nominee Deed of Trust”), excluding the Assigned Interests from the property covered by the Prior Deed of Trust and to be recorded after the recordation of the Assignment.

Sellers further represent to Buyers that the Lender has agreed to partially release the 2007 Lender Deed of Trust to exclude the Assigned Interests, subject to execution and delivery by the Company of an Amended and Restated Deed of Trust dated March 25, 2008 (the “2008 Lender Deed of Trust”), excluding the Assigned Interests from the property covered by the Prior Deed of Trust and to be recorded after the recordation of the Assignment.

Sellers have also advised Buyers that Sellers may be unable to obtain, prior to consummation of the Sale, all required signatures to the releases of the Prior Deeds of Trust.

Sellers acknowledge that Buyers are relying on the representations made in this Agreement (the “Representations”) as a condition of the consummation of the Sale.

Sellers and Beard each hereby agree (a) to obtain and file for record, within thirty (30) days following the consummation of the Sale, a release of all Released Deeds of Trust, in proper order as required by the public trustees of Dolores and Montezuma Counties of Colorado, so as to cause a full and unconditional release of the liens created by the Prior Deeds of Trust, the 2008 Lender Deed of Trust and the 2008 Nominee Deed of Trust, with respect to the Assigned Interests, (b) to obtain and file for record, within thirty (30) days following the consummation of the Sale, a partial release of the 2007 Lender Deed of Trust, in proper order as required by the public trustees of Dolores and Montezuma Counties of Colorado, so as to cause a full and unconditional release of the liens created by the 2007 Deeds of Trust with respect to the Assigned Interests, and (c) to indemnify and hold harmless Buyers from any and all loss, cost, damage, or expense arising as a result Buyers’ reliance on the Representations or as a result of any claim or claims made under any of the Prior Deeds of Trust with respect to the Assigned Interests.

IN WITNESS WHEREOF, the parties hereto have executed this Representation, Lien Release, and Indemnity Agreement as of the Effective Date stated above.

“COMPANY”	THE BEARD COMPANY

By  /s/ Herb Mee, Jr.

Herb Mee, Jr., President

“BEARD OIL”	BEARD OIL COMPANY

By  /s/ Herb Mee, Jr.

Herb Mee, Jr., President

“BEARD”	/s/ William Beard

William Beard, Individually